[Letterhead of M. Kirk Ludwick, Esq.]

                              November 15, 2010

SENT BY EMAIL MATTHEW@AMERILITHIUM.COM
Mr. Matthew Worrall
President & CEO
Amerilithium Corp.
871 Coronado Center Drive, Suite 200
Henderson, Nevada 89052

   Re:  Company Referral/Lithium Production

Dear Mr. Worrall:

   We previously entered into a Letter Agreement dated November 2, 2010 regarding my personal introduction and referral to Amerilithium Corp. of Bejing State Grid Golden Port Investment Consulting Inc. Since that time, a numer of other opportunities for referral have occurred now including Del Sol China Technology Advisors and Augan Capital. Per our discussions, you and I would like to enter into a similar letter agreement with respect to these current referrals and for future referrals from me to Amerilithium. Thereore, in consideration for my introduction and referral to and subsequent Transaction (as defined below) with the foregoing companies or any company referred to you in writing by me and with which you have not previously negotiated (or are not currently negotiating with) and consummated a deal with (collectively referred to as "Company"), Amerilithium agrees to pay me or my assigns the compensation as set forth below.

  My services shall be to coordinate the initial conference call and introduction. Once the discussions extend beyond the initial call, you and the Company shall directly communicate, negotiate the terms and conditions of any agreement(s), and prepare any and all legal documentation. My involvement and service subsequent to the initial conference call shall be at the Company's or your request but at my exclusive discretion. I will act to help facilitate a successful conclusion. Correspondingly, during the Term (as defined below) you agree to directly communicate with me and provide information as to the then-current nature and status of any negotiations with the Company. I will not be acting a counsel for you, nor the Company, nor have any fiduciary duty to either party, nor be a partner or joint venture in any Transaction.

  "Transaction" means Amerilithium (or a one or more of parent, subsidiary, affiliated companies or any other entity utilized to conclude a Transaction) enters into one or more understandings or agreements of any kind or character with the Company (or a one or more of parent, subsidiary, affiliated companies or any other entity utilized to conclude a Transaction) for any purpose(s) whatsoever including, but not limited to, leasing, sale, production, processing, refining, manufacturing, transportation, construction, loan, partnership, joint venture or otherwise.

  In the event Amerilithium engages in any Transaction at any time commencing from the date of this letter agreement and continuing for a period of three (3) years thereafter ("Term"), Amerilithium agrees to pay the "Fees" (collectively, as defined below) to me or my assigns. For Amerilithium to me or my assigns, collectively as follows:

   (a) four and one-half percent (4.5%) of the total cash or total value of each Transaction. The total value of each Transaction shall include, but not be limited to, financings, payments, investments, advance payments or payments made for the benefit of Amerilithium, construction, majufacturing, or otherwise from, by or through the Company ("Referral Fee"). By way of illustration, if a Transaction provides for a $4,000,000.00 investment, then the Referral Fee would be $180,000.00. Payment in full of the Referral Fee shall be made within thirty (30) days of the first to occur of (i) the execution of the first document evidencing any such Transaction or (ii) transfer of any monies. Amerilithium shall promptly provide me with copies of any and all documents and agreements between the parties related to each Transaction which shall be utilized only for the purposes of our agreement and I agree to keep as confidential; and
   (b) a two percent (2%) override interest in any and all lithium (in any form or character) extracted/mined/produced or otherwise from any Amerilithium property /holding worldwide which is part of any Transaction ("Override Fee"). The Override Fee shall continue for a period of fifteen (15) years commencing as of the first date of lithium production relating to a Transaction. The Override Fee shall be paid monthly within sixty (60) days of such extraction/mining/production together with copies of any and all related documentation related to the same in a kind and amount standard within the mining industry providing similar information to partners. This documentation shall be utilized only for the purposes of our agreement and I agree to keep it confidential.

We both understand and agree the Fees are payable only in the event you enter into a Transaction with the Company. Attached hereto is Addendum "A" that sets forth general terms and conditions of our agreement, which is incorporated herein by reference.

  If the foregoing sets forth our mutual understanding and agreement, please acknowledge the same by executing below where indicated, initial the Addendum A and return this letter to me. I look forward to working with you and to a successful business outcome.

Very truly yours,

/s/M. Kirk Ludwick
----------------------
M. Kirk Ludwick

ACKNOWLEDGED AND AGREED this 18nd day of November, 2010 by Matthew Worrall, President and CEO of Amerilithium Corp., a Nevada corporation.

By: /s/Matthew Worrall
    -----------------------
    Matthew Worrall, President & CEO

Amerilithium Corp.
871 Coronado Center Drive, Suite 200
Henderson, Nevada 89052

                            ADDENDUM A
                      To the November 15, 2010
                         Letter Agreement


1. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action. No other corporate proceedings are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. Amerilithium is duly authorized, empowered and has the legal capacity to execute and delivery this Agreement and all related documents and instruments and to consummate the transactions contemplated hereby, and this Agreement and all related documents and instruments executed and delivered are the valid and binding obligation of the Amerilithium and are enforceable against it in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors rights generally and to general equitable principles.

2. The letter agreement and the Addendums attached thereto contain the entire understanding of the parties with regard to the subject matter hereof and no warranties, representations, promises or agreements have been made between the parties other than as expressly herein set forth. This Agreement supersedes any previous agreement or understanding and cannot be modified except in writing signed by all the parties. This Agreement may not be amended or modified except in writing signed by the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all o which together shall constitute one and the same document.

3. This Agreement shall be absolutely binding and fully enforceable and shall inure to the benefit of the parties hereto, their respective affiliates, permitted successors, assigns, personal representatives and heirs. For each and every waiver under this Agreement to be effective it must be in writing and signed by the party to be charged. Each waiver shall be a separate waiver and shall not be deemed to be a continuing waiver or a waiver of other provisions.

4. Amerilithium may not assign nor delegate its duties under this Agreement, either in whole or in part, without the prior written consent of the other party. M. Kirk Ludwick may, at any time in his exclusive discretion, assign all or part his rights hereunder to any party upon written notice to Amerilithium identifying the party and interest assigned.

5. All notices as may be required by this Agreement shall be in writing and sent by (i) personal delivery or nationally recognized overnight courier service, signed receipt required or (ii) by certified US mail, postage, prepaid, return receipt requested, and each notice shall contemporaneously sent by email, to the respective party as follows:



  To Amerilithium:  Matthew Worrall
                    Amerilithium Corp.
                    871 Coronado Center Drive, Suite 200
                    Henderson, Nevada 89052
                    Matthew@amerilithium.com

M. Kirk Ludwick:    M. Kirk Ludwick
                    910 16th Street, Suite 219
                    Denver, Colorado 80202
                    Email: kirkludwick@mkludwicklaw.com

All notices shall be effective as of (i) receipt when by personal delivery or overnight courier service or (ii) 3 calendar days after first attempted delivery by certified mail. Any party may change their address by giving notice pursuant to this Section 5.

6. In the vent that any of the provisions, or portions thereof, of this Agreement or the documents and instruments in connection herewith are held to be unenforceable or invalid by any court or tribunal of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

7. This Agreement shall be governed by and construed under the laws of the State of Colorado without regard to conflict of laws principles and any suit to enforce any of the terms hereof shall be brought in Denver, Colorado. The parties hereby consent to the personal and subject matter jurisdiction of the Colorado courts. The judicial rule of construction to the effect that ambiguities shall be construed against the drafting party shall not be employed in the interpretation of this Agreement.

8. Anything to the contrary herein notwithstanding, in the event of any litigation or arbitration arising out of this Agreement, the court or tribunal shall award to the prevailing party all reasonable costs and expenses, including all professional fees.

9. The parties agree that without further compensation hereunder, they shall timely execute and deliver such other documents and instruments, and timely take such further action as may be necessary or appropriate requested by the other party to consummate more effectively the transactions contemplated herein and hereby.

/s/M. Kirk Ludwick                  /s/Matthew Worrall
------------------                  ------------------
M. Kirk Ludwick                     Matthew Worrall